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                                          EXHIBIT B
                                              to
                                  Collateral Trust Agreement



                  COMPANY PLEDGE AGREEMENT



          AGREEMENT dated as of ________, 1994 between THE CLARIDGE HOTEL AND CASINO CORPORATION a New York corporation (with its successors, the "Pledgor"), and IBJ SCHRODER BANK & TRUST COMPANY as trustee under the Collateral Trust Agreement referred to herein (the "Collateral Trustee");


                   W I T N E S S E T H :


          WHEREAS, simultaneously with the execution and delivery of the Collateral Trust Agreement dated as of the date hereof, the Pledgor as issuer is entering into an indenture (the "Indenture") among the Pledgor, The Claridge of Park Place, Incorporated ("CPPI"), as guarantor, and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which the Pledgor will issue its First Mortgage Notes Due 2002 (the "Notes"); and

          WHEREAS, in order to secure its obligations under the Indenture and all other Secured Obligations (as defined herein), the Pledgor has agreed to grant to the Collateral
Trustee a continuing security interest in and to the Collateral (as defined herein);

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.   Definitions.  Terms used herein and
not otherwise defined herein have the respective meanings given to such terms in the Collateral Trust Agreement, or if not defined therein, in the Indenture. The following additional terms, as used herein, have the following respective meanings:

          "Agreement" means this Company Pledge Agreement dated as of the date hereof, as the same may be amended or otherwise modified from time to time.

          "Collateral" has the meaning assigned to such term
in Section 4(A).
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          "Collateral Trust Agreement" means the Collateral
Trust Agreement dated as of the date hereof, among the Pledgor, CPPI, Atlantic City Boardwalk Associates, L.P. and the Collateral Trustee, as the same may be amended or otherwise modified from time to time.

          "CPPI Shares" means all shares of common stock issued and outstanding as of the date of this Agreement and which are described on Schedule I hereto.

          "Issuers" means, at any time, all Subsidiaries of the Pledgor (other than Non-Recourse Subsidiaries) at such time.

          "Pledged Instruments" means any securities (other than capital stock) or other instruments of a Subsidiary
(other than a Non-Recourse Subsidiary) which are owned by the Pledgor and required to be pledged to the Collateral
Trustee pursuant to Section 4(B).

          "Pledged Securities" means the Pledged Instruments and the Pledged Stock.

          "Pledged Stock" means (i) the CPPI Shares and (ii) any other capital stock required to be pledged to the Collateral Trustee pursuant to Section 4(B).

          "Secured Obligations" means (i) the Note
Obligations and (ii) all sums payable by the Pledgor under the Related Documents (including, without limitation, Trustees fees).

          "Security Interests" means the security interests in the Collateral granted by the Pledgor to the Collateral
Trustee hereunder securing the Secured Obligations.

          Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of New York shall have the meanings therein stated.

          SECTION 2.   Representations and Warranties.  The
Pledgor represents and warrants as follows:

          (A) Title to Pledged Securities. The Pledgor owns all of the CPPI Shares, free and clear of any Liens other than the Security Interests. The CPPI
     Shares include all of the issued and outstanding capital stock of CPPI. All of the CPPI Shares have been duly authorized and validly issued, and are fully


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     paid and non-assessable, and are subject to no options
     to purchase or similar rights of any Person. The Pledgor is not a party to or otherwise bound by any agreement, other than this Agreement or the Indenture, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

          (B) Validity, Perfection and Priority of Security Interests. Upon the delivery of the Pledged Instruments and certificates representing the Pledged Stock to the Collateral Trustee in accordance with
     Section 5 hereof, the Collateral Trustee will have valid and perfected security interests in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Pledgor nor any of its Subsidiaries has performed any acts which might prevent the Collateral Trustee from enforcing any of the terms and conditions of this Agreement or which would limit the Collateral Trustee in any such enforcement.

          SECTION 3.   Covenants.

          (A) Other Agreements. Except as permitted or contemplated by the Indenture, the Pledgor shall not become a party to or otherwise be bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

          (B) Enforceability. Neither the Pledgor nor any of its Subsidiaries shall perform any acts which might prevent the Collateral Trustee from enforcing any of the terms and conditions of this Agreement or which would limit the Collateral Trustee in any such enforcement.

          SECTION 4. The Security Interests. (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder, the Pledgor hereby assigns and pledges to and with the Collateral Trustee and grants to the Collateral Trustee security interests in the Pledged Securities, and all of its rights and privileges with respect to the Pledged Securities, and all proceeds, income and profits thereon, and all interest, dividends and other payments and


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distributions with respect thereto (collectively, the
"Collateral").  The Pledgor will deliver to the Collateral
Trustee in pledge hereunder the certificates representing the CPPI Shares.

          (B) If any Subsidiary (other than a Non-Recourse Subsidiary) at any time issues to the Pledgor any additional or substitute shares of capital stock of any class, or owes any Indebtedness to the Pledgor, the Pledgor will immediately pledge and deposit with the Collateral Trustee certificates representing all such shares or a note or other instrument evidencing such Indebtedness (as the case may be) as additional security for the Secured Obligations. If any entity that is not a Subsidiary on the date hereof hereafter becomes a Subsidiary (other than a Non-Recourse Subsidiary), the Pledgor will immediately pledge and deposit with the Collateral Trustee certificates representing all capital stock of such entity owned by the Pledgor as additional security for the Secured Obligations. All such shares, notes and instruments referred to in this Section 4(B) constitute Pledged Securities and are subject to all provisions of this Agreement.

          (C)  The Security Interests are granted as
security only and shall not subject the Collateral Trustee or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.

          SECTION 5. Delivery of Pledged Securities. All Pledged Instruments delivered to the Collateral Trustee by the Pledgor hereunder shall be endorsed in suitable form for transfer by endorsement and delivery by the Collateral Trustee, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Trustee. All certificates representing the Pledged Stock delivered to the Collateral Trustee by the Pledgor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Trustee.

          SECTION 6. Filing; Further Assurances. The Pledgor agrees that it will, at its expense and in such manner and form as the Collateral Trustee may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary, or that the Collateral Trustee may


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reasonably request, in order to create, preserve, perfect or validate any Security Interest or to enable the Collateral Trustee to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Trustee to execute and file, in the name of the Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Trustee in its discretion may deem necessary or appropriate to further perfect the Security Interests.

          SECTION 7.   Record Ownership of Pledged Stock.
(A) While a Notice of Acceleration is in effect, the Collateral Trustee shall have the right to cause any or all of the Pledged Stock to be transferred of record into the name of the Collateral Trustee or its nominee.

          (B)  The Pledgor will promptly give to the
Collateral Trustee copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor, and the Collateral Trustee will promptly give to the Pledgor copies of any notices and communications received by the Collateral Trustee with respect to Pledged Stock registered in the name of the Collateral Trustee or its nominee.

          SECTION 8.   Right to Receive Distributions on
Collateral. Unless a Notice of Acceleration shall be in effect, the Pledgor shall have the right to receive and retain all dividends, interest and other payments and distributions made upon or with respect to the Collateral.

          While a Notice of Acceleration is in effect, the Collateral Trustee shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral, and the Pledgor shall take all such action as the Collateral Trustee may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by the Pledgor while a Notice of Acceleration is in effect shall be received in trust for the benefit of the Collateral Trustee and, if the Collateral Trustee so directs, shall forthwith be segregated from other funds of the Pledgor and paid over to the Collateral Trustee as Collateral in the same form as received (with any necessary endorsement).




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          SECTION 9.   Right to Vote Pledged Stock.  Unless
a Notice of Acceleration shall be in effect, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Collateral Trustee shall, upon receiving a written request from the Pledgor, deliver to the Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Collateral Trustee or its nominee as shall be specified in such request.

          While a Notice of Acceleration is in effect, the Collateral Trustee shall have the right to the extent permitted by law to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Pledged Stock, with the same force and effect as if the Collateral Trustee were the absolute and sole owner thereof, and the Pledgor shall take all such action as the Collateral Trustee may deem necessary or appropriate to give effect to such right.

          SECTION 10.   Remedies upon Notice of
Acceleration. If a Notice of Acceleration shall be in effect, the Collateral Trustee may exercise on behalf of the Secured Parties the rights set forth in Article Three of the Collateral Trust Agreement.

          SECTION 11. Release of Collateral; Termination of Security Interests. Collateral may be released from the Security Interests created hereunder from time to time pursuant to Section 5.02 of the Collateral Trust Agreement. The Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor in accordance with
Section 7.09 of the Collateral Trust Agreement.

          SECTION 12.   Notices.  All notices,
communications and distributions hereunder shall be given in accordance with Section 7.01 of the Collateral Trust
Agreement.

          SECTION 13.   Waiver; Non-Exclusive Remedies.  No
failure on the part of the Collateral Trustee to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or any other
Related Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise by the Collateral Trustee of any right under this Agreement or any other Related Document preclude any other or further exercise thereof or the exercise of any other right. The



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rights in this Agreement are cumulative and are not
exclusive of any other remedies provided by law.

          SECTION 14.   Successors and Assigns.  This
Agreement is for the benefit of the Collateral Trustee and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Pledgor and its successors and assigns.

          SECTION 15.   Changes in Writing.  Neither this
Agreement nor any provision hereof may be changed, amended or waived except in accordance with Section 7.03 of the Collateral Trust Agreement.

          SECTION 16. New York Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

          SECTION 17. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Trustee and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          SECTION 18.   Counterparts.  This Agreement may be
signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 19. No Recourse Against Others. A director, officer, employee or shareholder as such of any of the Pledgor shall not have any liability of any obligations of the Pledgor under the Notes, this Indenture or any Related Document or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note irrevocably waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.




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          IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed by their respective authorized officer as of the day and year first above written.


                      THE CLARIDGE HOTEL AND CASINO
                        CORPORATION



                      By: ___________________________
                          Title:




                      IBJ SCHRODER BANK & TRUST COMPANY
                      not in its individual capacity
                      but solely as trustee under the
                      Collateral Trust Agreement referred
                      to above



                      By: ___________________________
                          Title:


























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                                                  SCHEDULE I




                   INITIAL PLEDGED STOCK





               Type of     Number of    Certificate     % of
Issuer         Shares       Shares         Number      Series
- ------         -------     ---------    -----------    ------
CPPI        Common           1000            1          100%
            Stock, $.10
            par value




































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